Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Summer Infant, Inc. and its subsidiaries of our report dated March 4, 2015 relating to our audits of the consolidated financial statements as of and for the years ending January 3, 2015 and December 31, 2013 which appears in the Annual Report on Form 10-K of Summer Infant, Inc. and its subsidiaries for the year ended January 3, 2015.

/s/ McGladrey LLP

McGladrey LLP

Boston, MA

August 31, 2015